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                                                                       EXHIBIT 5

Dominion Resources, Inc.
P. O. Box 26532
Richmond, Virginia 23261

September 12, 1997

Board of Directors
Dominion Resources, Inc.
P. O. Box 26532
Richmond, Virginia 23261

Ladies/Gentlemen:

  I am Senior Vice President and General Counsel of Dominion Resources, Inc., a Virginia corporation ("Dominion Resources"), and I have advised Dominion Resources in connection with the registration, pursuant to a Registration Statement (the Registration Statement) on Form S-3 being filed with the Securities and Exchange Commission under the Securities Act of 1933, to be offered from time to time by Dominion Resources of up to $950,000,000 of Dominion Resources's Debt Securities, Preferred Stock, and Common Stock, without par value, (collectively, the "Offered Securities"), on terms to be determined at the time of the offering.

  In connection with the filing of the Registration Statement, you have requested my opinion concerning certain corporate matters.

  When the terms of any class or series of the Offered Securities have been authorized by appropriate action of Dominion Resources and have been issued and sold as described in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, with respect to the Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, then (i) the Offered Securities will be legally issued and, with respect to shares of Common Stock and Preferred Stock, fully paid and nonassessable and (ii) the Debt Securities will be validly authorized and issued and binding obligations of Dominion Resources.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus included therein under the caption Legal Opinions. In giving this consent, I do not thereby admit that I am within the category of persons where consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                          Very truly yours,

                                          THOMAS F. FARRELL, II

                                          Thomas F. Farrell, II, Esq.
                                          Senior Vice President-Corporate and
                                          General Counsel